                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        STANLEY FURNITURE COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        Stanley Furniture Company, Inc
                         1641 Fairystone Park Highway
                          Stanleytown, Virginia 24168


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held April 25, 2001

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Stanley Furniture Company, Inc. (the "Company") will be held at the Company's corporate headquarters, 1641 Fairystone Park Highway, Stanleytown, Virginia, on Wednesday, April 25, 2001, at 11:00 A.M., for the following purposes:

    (1) To elect two directors to serve a three-year term on the Company's Board of Directors; and

    (2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    The stockholders of record of the Company's common stock at the close of business on March 9, 2001 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

    Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

                                        By Order of the Board of Directors,

                                                Douglas I. Payne
                                                Secretary


March 16, 2001

                        Stanley Furniture Company, Inc.
                         1641 Fairystone Park Highway
                          Stanleytown, Virginia 24168

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 25, 2001


    The enclosed proxy is solicited by and on behalf of the Board of Directors of Stanley Furniture Company, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, April 25, 2001, at 11:00 A.M., at the Company's corporate headquarters, 1641 Fairystone Park Highway, Stanleytown, Virginia, and any adjournment thereof. The matters to be considered and acted upon at such meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being mailed on or about March 16, 2001 to all holders of record of the Company's common stock, $.02 par value (the "Common Stock") on March 9, 2001. Shares of the Common Stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the stockholder. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

    The cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed, and all clerical and other expenses of solicitations will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.


                                 VOTING RIGHTS

    On March 9, 2001, there were 6,634,087 shares of Common Stock outstanding and entitled to vote.


                             ELECTION OF DIRECTORS

    The Board of Directors of the Company presently consists of six directors who are divided into three classes with staggered terms. The term of Messrs. Edward J. Mack and Thomas L. Millner expires at the time of the 2001 Annual Meeting of Stockholders. The Company proposes the reelection of Messrs. Mack and Millner for a three-year term expiring at the time of the 2004 Annual Meeting.

    The shares represented by proxies will be voted as specified by the stockholder. If the stockholder does not specify his choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event such nominees should not continue to be available for election, such proxies will be voted for the election of such other persons as the Board of Directors may recommend. As of the date of this proxy statement, the Board of Directors has no reason to believe that the nominees named below will be unable or unwilling to serve.

Nominees for Election for Three-Year Term Ending 2004
-----------------------------------------------------

    Edward J. Mack, 85, has been a Director of the Company since January 1989. From 1948 to 1981, Mr. Mack served in various capacities with Burlington Industries, Inc., including director and Executive Vice President with responsibility for Burlington's furniture operations. He has been an independent consultant, primarily with Burlington Industries, Inc., and President of Global Business Services, LTD, an international trading company, for more than five years.

    Thomas L. Millner, 47, has been a Director of the Company since April 1998. Mr. Millner has been Chief Executive Officer and President of Remington Arms Company, Inc. ("Remington"), a manufacturer of sporting good products for the hunting, shooting sports and fishing markets, since April 1999 and a director of Remington and RACI Holding, Inc., Remington's parent, since June 1994. From May 1994 to April 1999, Mr. Millner served as President and Chief Operating Officer of Remington. From 1987 to May 1994, Mr. Millner served as Chief Executive Officer and President of The Pilliod Cabinet Company. From 1984 to 1987, Mr. Millner served as General Manager of the Armstrong Furniture Division of Thomasville Furniture Industries. From 1977 to 1984, Mr. Millner served in various sales and sales management positions with Thomasville Furniture Industries and Broyhill Furniture Industries.

Directors Whose Terms Do Not Expire this Year
---------------------------------------------

    Robert G. Culp, III, 54, has been a Director of the Company since July 1999 and his present term will expire in 2002. Mr. Culp has been Chief Executive Officer and Chairman of the Board of Culp, Inc., a marketer of upholstery fabrics for furniture and mattress ticking for bedding, since 1990.

    T. Scott Mcllhenny, Jr., 53, has been a Director of the Company since April 1997 and his present term will expire in 2002. Mr. Mcllhenny has been Group Vice President of Cahners Travel Group, a publisher of materials for the hospitality and travel industries and a division of Cahners Publishing Company ("Cahners", a subsidiary of Reed Elsevier, Inc.), since December 1999. From January 1999 to December 1999, Mr. Mcllhenny was managing principal of Red Rock Terrace Investment Partners; a position which he also held from 1995 to October 1996. From October 1996 to January 1999, he was Executive Vice President of The Village Companies of Chapel Hill, Inc., a media and communications company. From 1988 to 1995, Mr. Mcllhenny served in various capacities with Cahners, including Group Vice President and General Manager for Cahners Business Newspapers. From 1981 to 1988, Mr. Mcllhenny served in various capacities with Communications/Today, LTD. (acquired by Cahners in 1988), the publisher of Furniture/Today, including Senior Vice President, Group Publisher.

    David V. Harkins, 60, has been a Director of the Company since September 1988 and his present term will expire in 2003. Mr. Harkins is President of Thomas H. Lee Partners, L.P. Mr. Harkins has been associated with the Thomas H. Lee Company, a sole proprietorship engaged in acquiring or making controlling investments in established operating companies, since 1975. Mr. Harkins is a director and Chairman of the Board of National Dentex Corporation and also a director of Conseco, Inc., Cott Corporation, Fisher Scientific International Inc., Tucker Anthony Sutro, Metris Companies Inc. and Syratech Corporation.

    Albert L. Prilaman, 55, has been a Director of the Company since March 1986 and his present term will expire in 2003. Mr. Prillaman has been Chief Executive Officer and President of the Company since December 1985 and Chairman of the Board of Directors since September 1988. Prior thereto, Mr. Prillaman had served as a Vice President of the Company and President of the Stanley Furniture division of the Company's predecessor since 1983, and in various executive and other capacities with the Stanley Furniture division of the predecessors of the Company since 1969. Mr. Prillaman is a director of American Woodmark Corporation.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Company has an Audit Committee, presently consisting of Messrs. Culp, Harkins, Mack, Mcllhenny and Millner, which is charged with evaluating accounting and control procedures and practices of the Company and reporting on such to the Board of Directors. The Audit Committee also serves as direct liaison with the Company's independent public accountants and recommends the selection or discharge of such accountants. The Audit Committee met three times in 2000.

    The Company has a Compensation Committee, presently consisting of Messrs. Culp, Harkins, Mack, Mcllhenny and Millner, which makes recommendations concerning salaries and incentive compensation for officers and employees of the Company. The Compensation Committee administers the Company's 1992 and 1994 Stock Option Plans and has authority to grant options under such plans to officers and key employees and to determine the terms of such options in accordance with such plans. The Compensation Committee also administers the Company's 2000 Incentive Compensation Plan and has authority to select employees to receive incentive awards and to determine for each employee the nature of the incentive award and the terms and conditions of each incentive award. The Board of Directors has the same responsibilities with regard to incentive awards for non-employee directors. The Compensation Committee met four times during 2000.

     The full Board of Directors met four times during 2000. Each incumbent director attended at least 75% of the total 2000 board meetings and committee meetings held during periods that he was a member of the Board or such committees.

    Messrs. Culp, Harkins, Mack, Mcllhenny and Millner each received compensation in the amount of $20,000 for serving as a director in 2000. Mr. Prillaman did not receive any separate compensation for serving in that capacity. During 2000, each director, other than Mr. Prillaman, also received options under the 2000 Incentive Compensation Plan to acquire 3,000 shares. The Board has established a policy of providing an annual grant of an option to acquire 1,000 shares to non-employee directors to be granted as of the date of the annual meeting of stockholders beginning in 2001.

                           NOMINATIONS FOR DIRECTOR

    The Company's Bylaws provide that a stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director only if advance written notice is given. Written notice of such stockholder's intent to make such nomination must be received by the Secretary of the Company or deposited in the U.S. mail, postage prepaid, to the Secretary of the Company not later than 120 days in advance of the anniversary date of the Company's proxy statement for the previous year's Annual Meeting. Any stockholder wishing to nominate one or more persons as director must submit the following information in writing: (i) the name and address of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which any nomination is to be made by the stockholder; (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (v) the consent of each proposed nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

    By requiring advance notice of stockholder nominations, this Bylaw affords the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The Bylaw does not give the Board of Directors any power to approve or disapprove a stockholder's nomination for election of directors. However, it may have the effect of precluding a contest for the election if its procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect such stockholder's own slate of directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons owning more than 10% of the Common Stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of the Forms 3, 4 and 5 received by it, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that all executive officers, directors and 10% stockholders complied with such filing requirements, except that the directors and Named Executive Officers (as defined below) each filed late a Form 5 reporting option grants during 2000 under the Company's 2000 Incentive Compensation Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table
--------------------------

     The following table sets forth, for the years ended December 31, 2000, 1999 and 1998, the annual and long-term compensation for services in all capacities to the Company of those persons who at December 31, 2000 were the Company's Chief Executive Officer and the next four most highly compensated executive officers of the Company for the year ended December 31, 2000 (collectively, the "Named Executive Officers").


                          SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                              Annual Compensation         Compensation
                                      ----------------------------------  -------------
                                                                           Securities
                                                           Other Annual    Underlying     All Other
Name and Principal Position   Year      Salary     Bonus   Compensation   Options(#)(1) Compensation(2)
---------------------------   ---       ------     ------  ------------   ------------- ---------------
ALBERT L. PRILLAMAN           2000     $399,996  $ 334,899  $    3,395      100,000      $32,166
Chairman, President and       1999      380,004    380,000       2,898           --       26,116
Chief Executive Officer.....  1998      350,040    350,000     280,610(3)        --       26,116

DOUGLAS I. PAYNE
Senior Vice President --      2000     $198,000  $ 132,285  $       82       50,000      $ 5,100
Finance and Administration    1999      180,000    144,000          72           --        4,800
and Secretary...............  1998      160,008    135,000          63           --        4,800


WILLIAM A. SIBBICK, JR.       2000     $173,004  $ 108,842  $      301       30,000      $ 5,100
Senior Vice President --      1999      165,000    124,000         356           --        4,800
Sales......................   1998      148,008    105,000         403           --        4,800

JOHN W. JOHNSON               2000     $173,004  $ 108,842  $    2,112       20,000      $ 5,100
Senior Vice President --      1999      165,000    124,000       1,802           --        4,800
Manufacturing...............  1998      144,000    105,000       1,533       10,000        4,800

KELLY S. CAIN                 2000     $168,000  $ 105,493  $      150       20,000      $ 5,100
Senior Vice President --      1999      159,996    120,000         131           --        4,800
Product Development and       1996      140,004    105,000         114           --        4,800
Merchandising...............

____________________
(1) All share and per share information in this proxy statement reflect a two-for-one stock split effective May 15, 1998.
(2) All Other Compensation listed for Mr. Prillaman reflects life insurance premiums paid by the Company ($27,006 in 2000, $21,316 in 1999 and 1998), and employer contributions to the Company's 401(k) Plan ($5,100 in 2000, $4,800 in 1999 and 1998). The amounts for each of Messrs. Payne, Sibbick, Johnson and Cain reflect employer contributions to the Company's 401(k) Plan.
(3) Includes forgiveness of interest and principal, and payroll taxes paid by the Company, with respect to a loan under the Executive Loan Plan for Mr. Prillaman of $270,512 for 1998.

Option Grant Table
------------------

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 2000 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable Value at
                                                                                               Assumed Annual Rates of
                                                                                              Stock Price Appreciation
                                                  Individual Grants                                for Option Term
                            ------------------------------------------------------------   ------------------------------
                                             % of Total
                                          Options Granted   Exercise
                            Options       to Employees in   Price per      Expiration
     Name                 Granted (1)       Fiscal Year     Share (1)         Date       5% ($)         10% ($)
     ----                 -----------       -----------     ---------         ----       ------         -------
Albert L. Prillaman        100,000             26.0%          $24.88        8/23/10     $1,565,000     $3,965,000
Douglas I. Payne            50,000             13.0%          $24.88        8/23/10     $  783,000     $1,983,000
William A. Sibbick, Jr.     30,000              7.8%          $24.88        8/23/10     $  470,000     $1,190,000
John W. Johnson             20,000              5.2%          $24.88        8/23/10     $  313,000     $  793,000
Kelly S. Cain               20,000              5.2%          $24.88        8/23/10     $  313,000     $  793,000

____________________
(1) All grants vest and become exercisable to the extent of 20% of the shares granted as of December 31 of each year from 2000 through 2004.


Option Value Table
------------------

       The following table sets forth information concerning the year-end number and value of unexercised options for each of the Named Executive Officers.

      AGGREGATED OPTION EXERCISES IN 2000 AND 2000 YEAR-END OPTION VALUES


                                                                     Number of Securities            Value of Unexercised In-the-
                               Shares                               Underlying Unexercised                  Money Options
                             Acquired on       Value            Options at Fiscal Year End (#)        At Fiscal Year End ($) (1)
                                                                ------------------------------        --------------------------
          Name              Exercise (#)   Realized ($)          Exercisable   Unexercisable         Exercisable    Unexercisable
          ----              ------------   ------------          -----------   -------------         -----------    -------------
Albert L. Prillaman......      330,420      $3,696,574              20,000         80,000            $        -      $       -
Douglas I. Payne.........         -              -                  95,000         40,000             1,580,625              -
William A. Sibbick, Jr...        -              -                  57,006         24,000               991,115              -
John W. Johnson..........         -              -                  65,000         20,000             1,099,750         21,500
Kelly S. Cain............         -              -                  28,000         16,000               463,063              -


____________________
(1) In-the-money options are those for which the December 31, 2000 fair market value of the underlying shares of Common Stock (as determined by the closing price on The Nasdaq Stock Market) exceeds the exercise price of the option.

Employment Agreements
---------------------

       Mr. Prillaman has an employment agreement with the Company that provides that he has the duties of President, Chief Executive Officer and Chairman of the Board of Directors of the Company at a base salary, which was initially $275,000 per year, subject to annual upward adjustment by the Board. Mr. Prillaman is also entitled to a graduated bonus amount up to a maximum of 80% of his then current base salary, contingent upon the achievement of certain threshold profit objectives to be determined by the Board at the beginning of each year. The agreement is automatically extended for an additional one year term at the end of each year unless either party to the agreement gives notice on or before November 1 of any year that the agreement will not be extended. In the event of such notice, employment terminates as of December 31 of the year in which such notice is given. If the Company gives such notice, Mr. Prillaman is entitled to severance pay during the two years following termination in an amount equal to his base salary plus the average of bonuses paid for the three fiscal years preceding the year in which notice of termination is given. Mr. Prillaman is entitled to receive the total severance pay in a single payment in the event a change in control (as defined in the agreement) occurs. During the two years after such a change of control, Mr. Prillaman is entitled to terminate his employment with the Company and receive such severance pay in a single payment. The agreement provides that Mr. Prillaman will not compete with the Company for two years after termination of the employment agreement, except that this non-competition covenant does not apply if: (i) Mr. Prillaman terminates his employment within two years after a change of control or (ii) Mr. Prillaman voluntarily terminates his employment and the Company does not elect to pay severance to Mr. Prillaman.

     In connection with the employment agreement with Mr. Prillaman, the Company has entered into a split-dollar life insurance agreement under which the Company has agreed to pay premiums with respect to a life insurance policy for Mr. Prillaman until the cash surrender value of the policy and all paid up additions are sufficient to repay the Company all premiums and other amounts paid by it and to maintain the policy's death benefit at a level no less than the policy's initial face amount without further premium payments. At such time, Mr. Priltaman is obligated to repay such premiums to the Company. Mr. Prillaman has executed a collateral assignment of his policy in favor of the Company to secure repayment to the Company of the premiums paid on such policy. The initial face amount of the policy for Mr. Prillaman is $1 million. During the year ended December 31, 2000, the Company paid $21,316 in premiums for the policy of Mr. Prillaman.

     The Company has also entered into employment agreements with the following executives: Douglas I. Payne, William A. Sibbick, Jr., John W. Johnson, and Kelly S. Cain. Each of these employment agreements is on similar terms as those discussed above with respect to Mr. Prillaman, with the following exceptions:
Mr. Payne serves as Senior Vice President-Finance and Administration and Secretary of the Company, his base salary is at least $136,000, and he is entitled to receive a potential annual bonus of $50,000, subject to upward adjustment; Mr. Sibbick serves as Senior Vice President - Sales, his base salary is at least $165,000, and he is entitled to receive a potential annual bonus of $124,000, subject to upward adjustment; Mr. Johnson serves as Senior Vice President-Manufacturing, his base salary is at least $165,000, and he is entitled to receive a potential annual bonus of $124,000, subject to upward adjustment; and, Mr. Cain serves as Senior Vice President - Product Development and Merchandising, his base salary is at least $160,000, and he is entitled to receive a potential annual bonus of $120,000, subject to upward adjustment. In addition, during the first year after a change of control (as defined in the agreement) Messrs. Sibbick, Johnson, and Cain are entitled to terminate their employment with the Company and receive severance pay only if: (i) their base salary is reduced, (ii) they are not in good faith considered for an annual bonus, (iii) they are denied certain customary fringe benefits, (iv) their place of employment is relocated further than 100 miles from their current place of employment, or (v) their duties and responsibilities are substantially reduced.

Defined Benefit Pension Plans
-----------------------------

     The Company maintains a qualified defined benefit pension plan for all its eligible employees, The Stanley Retirement Plan, and also maintains a nonqualified, unfunded supplemental retirement plan for certain of its employees. Effective on December 31, 1995, future benefit accruals under both plans were curtailed. Although participants continue their participation in both plans, additional benefits do not accrue. The accrued monthly benefit under The Stanley Retirement Plan, assuming retirement at age 65, for each of the Named Executive Officers through December 31, 1995, was: Albert L. Prillaman, $5,244; Douglas I. Payne, $993; William A. Sibbick, Jr., $515; John W. Johnson, $2,864; and Kelly S. Cain, $692. The accrued monthly benefit under the Supplemental Retirement Plan, assuming retirement at age 65, for each of the Named Executive Officers through December 31, 1995, was: Albert L. Prillaman, $8,838; Douglas I. Payne, $591; William A. Sibbick, Jr., $0; John W. Johnson, $1,422; and Kelly S. Cain $322.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Executive Compensation Philosophy
---------------------------------

     Under the supervision of the Committee, the Company has developed and implemented executive compensation policies, plans, and programs that seek to enhance the profitability and value of the Company. The primary objective is to align closely the financial interests of the Company's executives with those of its stockholders. The Committee believes that equity ownership by management is beneficial in conforming management and stockholder interests in the enhancement of stockholder value.

     The Committee's philosophy is to integrate management pay with the achievement of both annual and long-term financial performance goals. The compensation package for each officer is designed to recognize individual initiative and achievement. In establishing compensation, the Committee incorporates a number of factors to promote both long and short-term performance of the Company. These factors include earnings, market share growth, cost control efforts, balance sheet strength and organizational developments. The compensation for individual executives is based on both corporate and individual goals, with varying weight being given to such factors for particular executives.

    In establishing compensation for the Named Executive Officers for 2000, the chief executive officer assisted the Committee in reviewing the executives' compensation in conjunction with an executive compensation survey prepared by outside compensation consultants. The survey was used for general comparability purposes. The Committee did not make compensation comparisons with the companies that are used for the performance graph that follows this report.

    The Committee believes that the Company's overall executive compensation package should enable the Company to obtain and retain the services of top executives. The Company operates with a small team of top executives who are given significant and extensive responsibilities. These executives' duties encompass both overall strategic policy of the Company and direct day-to-day activity in sales, customer communications, product development, marketing, manufacturing and other similar activities. The compensation package is intended to reflect these broad responsibilities.

    The compensation currently paid by the Company is not subject to certain Internal Revenue Code provisions that may limit the income tax deductibility to the Company of certain forms of compensation paid to its Named Executive Officers in excess of $1 million per year. These provisions allow full deductibility of certain types of performance-based compensation. If these limitations should become of broader applicability to the Company, the Committee will consider modifications to the Company's compensation practices, to the extent practicable, to provide the maximum deductibility for compensation payments.

    The Company's compensation package for its executive officers consists of base salary, annual performance-based incentive compensation, stock option grants, retirement benefits and, for certain executive officers, other benefits.

Total Compensation
------------------

    For 2000, the Committee determined that total compensation (base salary and annual incentives) of Named Executive Officers generally should be targeted at the 75th percentile of selected peer group companies. Because compensation was set in December 1999, the comparable compensation was 1998 reported compensation. The Committee, at its discretion, awarded compensation in excess of or less than the target. This compensation level is intended to be competitive with other high performing organizations and to enable the Company to attract, reward and retain exceptional talent. For this period, the Committee generally increased the total compensation of those executives who received compensation below the 75th percentile (except for Mr. Prillaman who is discussed below) to have an opportunity to receive compensation at approximately the 75th percentile assuming a target bonus. The

Committee generally provided cost of living increases only to each executive who was at or who exceeded the 75th percentile of peer group companies.

Base Salary
-----------

     The Committee sets base salary at the minimum level deemed sufficient to attract and retain qualified executives. By restricting the role of base salary in the compensation package, more of an executive's compensation can be paid in the form of incentives that encourage and reward performance. The base salaries of individual executives are set in light of the responsibilities of the position held and the experience of the individual, with a recognition of the Company's requirements for the top executives to perform many varied tasks.

Annual Incentives
-----------------

     The Company's annual incentive compensation program, the Executive Incentive Compensation Plan (the "Incentive Plan"), is for corporate officers and key employees who can directly influence the Company's financial results. Awards under the Incentive Plan are based on the achievement of corporate objectives that are established annually in conjunction with adoption of the Company's budget for the next year. At that time, the Committee sets corporate objectives for the coming year. For 2000, the performance measure was the Company's earnings before interest and taxes ("EBIT"). No bonus would be paid if an EBIT threshold was not met and the bonus would be increased for performance above the threshold up to a maximum award on a per employee basis.

     The amount of the maximum awards under the Incentive Plan are recommended by management of the Company subject to approval by the Committee. For each of the Named Executive Officers, the Committee approves an award as a set percentage of either the executive's base salary or a fixed amount. For 2000, the maximum incentives for the executives ranged from 75% to 100% of base salary depending on position. The incentives were paid at 84% of the maximum for 2000 based on the targets for the Company's EBIT performance. The Incentive Plan awards are shown on the Summary Compensation Table under the Bonus column.

Long-Term Incentives
--------------------

     The Company believes that equity-based compensation ensures that the Company's officers have a continuing stake in the long-term success of the Company. The Company maintains the Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan (the "2000 Plan"), the Stanley Furniture Company, Inc. 1994 Stock Option Plan, and the Stanley Furniture Company, Inc. 1992 Stock Option Plan (collectively the "Option Plans") to provide employees with options to acquire Common Stock. During early 2000, Mr. Prillaman exercised all of his outstanding options under the Option Plans that significantly reduced the total number of outstanding unexercised options. The reduction in unexercised options and the relatively few remaining shares available for issuance under the 1994 Plan prompted the Board of Directors to propose the 2000 Plan to ensure that the Company would be able to continue to attract officers and key employees with equity-based compensation. The stockholders approved the 2000 Plan at a special meeting.

     Following approval of the 2000 Plan, the Committee made option grants to officers and key employees under the 2000 Plan. The option grants to Named Executive Officers are shown on the Summary Compensation Table under the Long-Term Compensation column. All options under the Option Plans must be granted at an option exercise price of 100% of the stock's fair market value on the date of grant.

Other Compensation
------------------

     The Company also has a Supplemental Retirement Plan covering designated employees and former employees of the Company, including some executive officers. See "Compensation of Executive Officers - Defined Benefit Pension Plans."

Chief Executive Officer Compensation
------------------------------------

     Mr. Prillaman has an employment agreement with the Company that is described under "Compensation of Executive Officers-Employment Agreements." Mr. Prillaman's total potential 2000 cash compensation was significantly lower than the 75th percentile target of peer group companies established by the Committee. However, Mr. Prillaman requested that his base salary increase for 2000 be limited to 5% (an increase to $400,000) and the Committee agreed to this increase.

     A major portion of Mr. Prillaman's compensation is contingent on the Company's performance. In 2000, Mr. Prillaman participated in the Incentive Plan with the same corporate objectives as other corporate officers. The Committee set Mr. Prillaman's potential bonus for 2000 at 100% of his base salary to increase his total compensation (which is in excess of the 80% bonus target guaranteed in his employment agreement). The Committee believes that this bonus level was appropriate because Mr. Prillaman's leadership continues to be a key component in the Company's performance. For 2000, Mr. Prillaman received a bonus of 84% of the maximum allowable bonus. The Committee believes that Mr. Prillaman's bonus was justified by the Company's financial performance during 2000.

     Consistent with its policy of encouraging employee stock ownership, the Committee supported Mr. Prillaman's exercise of his outstanding stock options under the Option Plans in 2000. To facilitate Mr. Prillaman's exercise of his outstanding stock options, the Company approved a loan in the amount of approximately $2,600,000 to Mr. Prillaman for the exercise of stock options. The loan provides a five-year term with a balloon payment of principal and interest at the end of the term. Mr. Prillaman has pledged the stock acquired on exercise of his stock options as security for the loan. The Company also purchased a term life insurance policy on Mr. Prillaman's life, to be owned by a trust established by Mr. Prillaman, with a face value of $3,000,000. The Company will also pay any related taxes incurred by Mr. Prillaman with respect to payment of policy premiums.

     As part of the option grants to key executives during 2000, the Committee granted Mr. Prillaman an award of options on 100,000 shares under the 2000 Plan. This award reflects the Committee's desire to motivate executives through stock ownership and that Mr. Prillaman had not received a grant of options for several years.

     Mr. Prillaman participates in the Supplemental Retirement Plan. In addition, the Company has entered into a split-dollar life insurance agreement with Mr. Prillaman. See "Compensation of Executive Officers Employment Agreements."

     The members of the Compensation Committee are:

                       David V. Harkins
                       Robert C. Culp, III
                       T. Scott Mcllhenny, Jr.
                       Edward J. Mack
                       Thomas L. Millner

                               PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return for the Company with a broad performance indicator, the Nasdaq Non-Financial Stock Index, and an industry index, the Wood Household Furniture Index, for the period from December 29, 1995 to December 31, 2000.


                   Comparison of Cumulative Total Return (1)
        Stanley Furniture Company, Inc., Wood Household Furniture Index,
                        Nasdaq Non-Financial Stock Index


                                             ---------------------------- FISCAL YEAR ENDING ---------------------------
COMPANY/INDEX/MARKET                         12/29/1995   12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/29/2000
Stanley Furniture                              100.00       248.44       348.44       456.25       459.38       603.13
Wood Household Furniture Index (2)             100.00       126.27       180.54       194.77       184.60       181.69
* Nasdaq Non-Financial Stock Index (3)         100.00       120.03       140.51       206.25       403.86       235.65

(1) The graph shows the cumulative total return on $100 invested at the market close on December 29, 1995, the last trading day in 1995, in Common Stock or the specified index, including reinvestment of dividends.
(2) SIC Code 2511 Wood Household Furniture Index as prepared by Media General Financial Services, Inc. ("Media General"). At January 22, 2001, Media General reported that SIC Code 2511 consisted of: Bassett Furniture Industries, Inc., Bush Industries, Inc. (Class A Common Stock), Chromcraft Revington, Inc., DMI Furniture, Inc., Ethan Allen Interiors Inc., Furniture Brands International, Inc., Wellington Hall, Limited and Stanley Furniture Company, Inc.
(3) Nasdaq Non-Financial Stock Index prepared for The Nasdaq Stock Market by the Center for Research in Securities Prices at the University of Chicago.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In April 2000, the Compensation Committee approved a loan in the amount of $2,584,983 to Mr. Prillaman for the exercise of outstanding stock options. The loan bears interest at the rate of 6.71% per annum and provides a five-year term with a balloon payment of principal and interest at the end of the term. Mr. Prillaman pledged the stock acquired on exercise of his stock options as security for the loan.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 9, 2001, by each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and director nominee, by each of the Named Executive Officers and by all directors and executive officers as a group:

                                                                     Amount and Nature                  Percent
                   Name                                           of Beneficial Ownership               of Class
                   ----                                           -----------------------               --------
FMR Corp...........................................................    702,700   (a)                       10.6%
Albert L. Prillaman (b)............................................    568,214   (c)                        8.5%
Wellington Management Company, LLP.................................    535,600   (d)                        8.1%
Dimensional Fund Advisors Inc......................................    528,700   (e)                        8.0%
Muhlenkamp & Company, Inc. and affiliated entities.................    491,050   (f)                        7.4%
T. Rowe Price Associates, Inc......................................    465,500   (g)                        7.0%
Brinson Partners, Inc..............................................    355,756   (h)                        5.4%
Ross Financial Corporation.........................................    347,500   (i)                        5.2%
Douglas I. Payne (b)...............................................    100,000   (j)                        1.5%
John W.Johnson(b)..................................................     69,097   (k)                        1.0%
William A. Sibbick, Jr. (b)........................................     57,006   (I)                        (m)
Kelly S. Cain (b)(n)...............................................     30,158   (0)                        (m)
Edward J. Mack (b).................................................     14,232   (p)                        (m)
David V. Harkins (q)...............................................      8,000   (p)                        (m)
T. Scott Mcllhenny (b).............................................      5,600   (p)                        (m)
Thomas L. Millner (b)..............................................      4,800   (p)                        (m)
Robert G. CuIp, III (b)............................................      3,300   (p)                        (m)
All directors and executive officers as a group (10 persons).......    860,407   (r)                       12.4%

_____________________
(a) The information concerning the shares beneficially owned by FMR Corp. is based upon the Schedule 13G/A filed with the SEC February 15, 2001 by FMR Corp. together with Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail
    P. Johnson, a director of FMR Corp. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 702,700 shares of Common Stock as a result of acting as investment advisor to Fidelity Low-Priced Stock Fund, which owned all 702,700 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and Fidelity Low-Priced Stock Fund each has sole power to dispose of the 702,700 shares owned by Fidelity Low-Priced Stock Fund. Neither Edward C. Johnson 3d nor FMR Corp. has sole power to vote or direct the voting of the shares owned directly by Fidelity Low-Priced Stock Fund, which power resides with the Board of Trustees of Fidelity Low-Priced Stock Fund. The principal business address of FMR Corp., Fidelity and Fidelity Low-Priced Stock Fund is 82 Devonshire Street, Boston, Massachusetts 02109.
(b) The business address for such persons is c/o Stanley Furniture Company, Inc., 1641 Fairystone Park Highway, Stanleytown, Virginia 24168.
(c) Includes 20,000 shares which could be acquired through the exercise of stock options.
(d) The beneficial ownership information for Wellington Management Company, LLP ("Wellington") is based upon the Schedule 13G filed with the SEC February 13, 2001. The Schedule 13G indicates that Wellington has shared voting power with respect to 391,600 shares and sole dispositive power with respect to 535,600 shares. The principal business address of Wellington is 75 State Street, Boston, Massachusetts 02109.
(e) The beneficial ownership information with respect to Dimensional Fund Advisors Inc. ("Dimensional") is based upon its Schedule 13G/A filed with the SEC February 2, 2001. Dimensional has sole voting and dispositive power with respect to 528,700 shares in its capacities as investment advisor to four investment companies and investment manager to certain other investment vehicles (collectively, the "Dimensional Funds"). Such shares are owned by the Dimensional Funds, and Dimensional disclaims beneficial ownership of such shares. The principal business address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(f) The beneficial ownership information with respect to Muhlenkamp & Company, Inc. ("Muhlenkamp & Co.") is based upon its Schedule 13G filed with the SEC March 1, 2001. The Schedule 13G indicates that Muhlenkamp & Co. has shared voting and dispositive power with respect to 491,050 shares. The principal business address of Muhlenkamp & Co. is 12300 Perry Highway, Wexford, Pennsylvania 15090.

(g) The beneficial ownership information for T. Rowe Price Associates, Inc. ("Price Associates") is based upon the Schedule 13G/A filed with the SEC February 12, 2001 by Price Associates together with T. Rowe Price Small-Cap Value Fund, Inc. ("TRP Small-Cap"). Price Associates has sole dispositive power with respect to 465,500 shares (and has sole voting power with respect to 23,600 of such shares). Such shares are owned by various individual and institutional investors, including TRP Small-Cap (which has sole voting power with respect to 402,200 of such shares, representing 6.1% of the shares outstanding) which Price Associates serves as investment advisor. Price Associates disclaims beneficial ownership of such shares. The principal business address of Price Associates and TRP Small-Cap is 100
     E. Pratt Street, Baltimore, Maryland 21202.

(h) The beneficial ownership information with respect to Brinson Partners, Inc. ("BPI") is based upon the Schedule 13G/A filed with the SEC February 14, 2001 by BPI together with UBS AG ("UBS AG"). BRI is an indirect, wholly-owned subsidiary of UBS AG. The Schedule 13G/A indicates that UBS AG, through its ownership of BPI and otherwise, has sole voting and shared dispositive power with respect to 355,756 shares and that BPI has sole voting and shared dispositive power with respect to 355,756 of such shares. BPI and UBS AG disclaim beneficial ownership of such shares. The principal business address of BPI is 209 South LaSalle, Chicago, Illinois 60604. The principal business address of UBS AG is Bahnhofstrasse 45, 8021, Zurich, Switzerland.

(i) The beneficial ownership information for Ross Financial Corporation ("Ross Financial") is based upon the Schedule 13G filed with the SEC December 21, 2000. The Schedule 13G indicates that Ross Financial has sole voting and dispositive power with respect to 347,500 shares. The principal business address of Ross Financial is P.O. Box 31363-SMB, Grand Cayman, Cayman Islands, B.W.I.

(j) Includes 95,000 shares which could be acquired through the exercise of stock options.

(k) Includes 65,000 shares which could be acquired through the exercise of stock options.

(L) Includes 57,006 shares which could be acquired through the exercise of stock options.

(m)  Less than 1%.

(n) Mr. Cain has sole voting power and dispositive power with respect to 1,100 shares and shared voting and dispositive power with respect to 1058 shares.

(O) Includes 28,000 shares which could be acquired through the exercise of stock options.

(p) Includes 3,000 shares which could be acquired through the exercise of stock options.

(q) The business address for Mr. Harkins is c/o Thomas H. Lee Company, 75 State Street, Boston, Massachusetts 02109.

(r) Includes 280,006 shares which could be acquired through the exercise of stock options.


                        INDEPENDENT PUBLIC ACCOUNTANTS

          The firm of PricewaterhouseCoopers LLP served as independent public accountants for the Company for 2000 and has served in that capacity since 1979. While the Company expects PricewaterhouseCoopers LLP to be selected as its independent public accountants for 2001, the Board of Directors will not make that selection until the Audit Committee completes its review of the engagement terms for the current year.

          Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees
----------

          The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's 2000 annual financial statements and reviews of the Company's Form's 10-Q filed during 2000 was $112,100.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

          PricewaterhouseCoopers LLP did not receive any fees for services rendered to the Company during 2000 related to financial information systems design and implementation.

All Other Fees
--------------

          The fees of PricewaterhouseCoopers LLP for all other services rendered to the Company during 2000 were $176,307.

Audit Committee Report
----------------------

          The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. Management is responsible for preparing the Company's financial statements and the independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee Charter adopted by the Board is attached to this proxy statement as Appendix A.

          In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent accountants.

          The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Committee has discussed with the independent accountants the accountant's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standard Boards Standard No. 1 (Independence Discussions with Audit Committees). The Committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independent accountant's independence.

          In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

          The members of the Audit Committee are:

                                        T. Scott Mcllhenny, Jr., Chairman
                                        Robert G. Culp, III
                                        David V. Harkins
                                        Edward J. Mack
                                        Thomas L. Millner

Audit Committee Independence
----------------------------

          The Board of Directors and the Audit Committee believe that the Audit Committee's current members are independent directors within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.


                                OTHER BUSINESS

          Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

                            ADDITIONAL INFORMATION


          Voting Procedures. Votes will be tabulated by one or more Inspectors of Elections. Except for the election of directors, approval of other matters properly brought before the meeting will require the affirmative vote of the holders of at least a majority of the shares of outstanding Common Stock represented at the meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. With respect to the election of directors, the two nominees in the class which term ends in 2004 receiving the greatest number of votes cast for the election of directors will be elected.

          A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote on a matter will count toward a quorum. "Broker non-votes" will not count toward a quorum and will not be voted on any matter to be considered at the meeting.

          Stockholder Proposals for 2002 Annual Meeting. Any stockholder desiring to present a proposal to the stockholders at the 2002 Annual Meeting and who desires that such proposal be included in the Company's proxy statement and proxy card relating to that meeting, must transmit such to the Secretary of the Company so that it is received at the Company's principal executive offices on or before November 11, 2001. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations. With respect to stockholder proposals that are not included in the proxy statement for the 2002 Annual Meeting, the persons named in the proxy solicited by the Company's Board of Directors for the 2002 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including with respect to proposals received by the Company after January 30, 2002.

                                By Order of the Board of Directors,

                                          Douglas I. Payne
                                             Secretary

March 16, 2001

                                                                      Appendix A

                        Stanley Furniture Company, Inc.

                            Audit Committee Charter


          The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the Company's legal compliance. The Committee reports to the full Board on all matters within the Committee's responsibilities. The Committee shall have available to it such support personnel, including management staff, independent auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities.

          The Committee shall be composed of at least three directors, each of whom shall have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment. In addition, the members of the Committee shall satisfy the applicable requirements for audit committee membership imposed by the NASDAQ National Market and any applicable eligibility requirements of the Securities and Exchange Commission. The Board shall interpret these requirements and determine the qualifications of Committee members in its business judgment. Subject to Board approval, the Committee shall adopt, and at least annually review and reassess, an audit committee charter meeting the requirements from time to time of the NASDAQ National Market. The Committee shall provide the NASDAQ National Market periodically with such appropriate written confirmation concerning these matters as the NASDAQ National Market may from time to time require.

          The independent auditors shall be responsible to the Board and shall report directly to the Committee, as the Board's representative, on all matters pertaining to their engagement. The Committee shall encourage open communication among the Committee, independent auditors and management regarding matters within the Committee's responsibilities. At every meeting of the Committee where the independent auditors are present, the independent auditors shall have the opportunity for at least a portion of such meeting to meet with the members of the Committee without members of management present.

          The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

          The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

          1. The Committee annually will review the independent auditors and shall recommend to the Board the firm of independent auditors to be employed to conduct the annual financial audit. The Committee will review the compensation and fees paid to the independent auditors for audit and non-audit work. The Committee will require the independent auditors to review on a retrospective basis with the Committee any non-audit assignments and fees incurred, and will assess any impact on the objectivity and independence of such auditors as a result of non-audit assignments, making any appropriate recommendations to the Board. The independent auditors shall submit periodically to the Committee a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1. The Board and the Committee will have the ultimate authority and responsibility to select, evaluate and where appropriate replace the independent auditors or to nominate the independent auditors to be proposed for shareholder ratification in the proxy statement.

          2. With respect to each fiscal year, the Committee will meet with the independent auditors and the Company's senior management to review the scope and methodology of the proposed audits for such fiscal year. The independent auditors shall provide regular reports to the Committee during the year on the underlying process and status of their audits and any findings or preliminary conclusions that have been reached.

          3. The independent auditors and management shall identify to the Committee significant business, financial or legal issues which may significantly impact the Company's financial statements and internal controls. Both management and the independent auditors shall report as soon as possible to the Committee any material weaknesses in internal controls, and any material violations of laws and governmental regulation.

          4. The Committee shall review with management and the independent auditors the Company's annual financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K). As a whole, or through the Committee chair, the Committee shall review interim financial statements prior to filing with the Securities and Exchange Commission of the Company's Quarterly Reports on Form 10-Q. Periodically during the year, the Committee shall review the independent auditors assessment as to the adequacy of the Company's internal controls over financial accounting and reporting, and their qualitative judgments as to accounting principles employed and related disclosures by the Company and the conclusions expressed in the Company's financial reports. The independent auditors shall review with the Committee significant judgments made by management in the preparation of the financial statements. The independent auditors shall identify to the Committee any areas of disagreement with management in the preparation of financial statements.

REVOCABLE PROXY

                        STANLEY FURNITURE COMPANY, INC.

                Annual Meeting of Stockholders - April 25, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Douglas I. Payne and David W. Robertson and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Stanley Furniture Company, Inc. (the "Company") held of record by the undersigned on March 9, 2001, at the Annual Meeting of Stockholders to be held April 25, 2001, and at any adjournment thereof.


(1) Election of directors for three-year term ending 2004.


    [ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY to vote
        (except as indicated otherwise below)      for all nominees listed below

NOMINEES:  Edward J. Mack and Thomas L. Millner
INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.


 ______________________________________________________________________________

(2) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

    All as more particularly described in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on April 25, 2001, receipt of which is hereby acknowledged.

            (Continued and to be dated and signed on reverse side)
-------------------------------------------------------------------------------

                         (continued from reverse side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEM (1), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

    The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.


                                       Please date this Proxy Card and sign
                                       your name exactly as it appears
                                       hereon.  Where there is more than one
                                       owner, each should sign.  When
                                       signing as an attorney,
                                       administrator, executor, guardian or
                                       trustee, please add your title as
                                       such.  If executed by a corporation,
                                       this Proxy Card should be signed by a
                                       duly authorized officer.  If executed
                                       by a partnership, please sign in
                                       partnership name by authorized
                                       persons.


                                       Dated_____________________________,2001.

                                        ________________________________________

                                        ________________________________________

                                       Please promptly mark, date, sign, and
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